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                                                                    Exhibit 99.1


                                [FRIEDMAN'S LOGO]

For Immediate Release

Contact:      Bradley J. Stinn
              Chief Executive Officer

Contact Telephone Number: (510) 273-2569


          Friedman's Announces Financial Statements to be Restated,
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                Form 10-K Filing with the SEC May be Delayed
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          SAVANNAH, Georgia (November 17, 2003) - Friedman's Inc. (NYSE: FRM)
today announced that the Audit Committee of its Board of Directors, working with the Company's independent auditors, Ernst & Young LLP, has determined that the Company's historical financial statements for at least the fiscal years 2000, 2001 and 2002 and for the first three quarters of fiscal year 2003 will be restated. Accordingly, these financial statements and the related public filings with the SEC should no longer be relied upon. Ernst & Young has informed the Company that it is withdrawing its audit opinions on the previously-filed annual financial statements. The principal reason for the restatement is concern over the accounting for the allowance for doubtful accounts. The Company previously announced that the allowance is expected to be in the range of 14% to 17% of accounts receivable outstanding as of September 27, 2003, but that this estimate was subject to further adjustment based upon completion of the Company's analysis and Ernst & Young's audit of the Company's financial statements. Based on the most recent information available, the Company now believes the allowance may exceed 17%.

          The Company is currently working with Ernst & Young to complete the restatement. At this time, it is not clear what periods will be restated or the dollar amount of the restatements. Until the Audit Committee completes its previously announced internal investigation and Ernst & Young is able to complete its audit, the total impact on the Company's financial statements cannot be known. The Company is reviewing the effects of these matters on its credit facility and is discussing such matters with its lenders. The Company also announced that as a result of the restatement, the filing of its Form 10-K for the fiscal year ended September 27, 2003 may be delayed.

          Ernst & Young is currently auditing the Company's financial statements for the year ended September 27, 2003. The Company and Ernst & Young will continue to consider what adjustments will be necessary and the period or periods in which any


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adjustments should be recorded. The Company will disclose more detailed information on its financial results upon completion of the audit.

          Friedman's Inc. is a leading specialty retailer of fine jewelry based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers. At November 11, 2003, Friedman's Inc. operated a total of 702 stores in 20 states, of which 474 were located in power strip centers and 228 were located in regional malls. Friedman's Class A Common Stock is traded on the New York Stock Exchange (NYSE Symbol, FRM). As of October 23, 2003, Crescent Jewelers, the Company's west coast affiliate, operated 175 stores in six western states, 101 of which were located in regional malls and 74 of which were located in power strip centers. On a combined basis, Friedman's and Crescent operate 877 stores in 25 states of which 548 were located in power strip centers and 329 were located in regional malls.

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          Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially from the estimates provided are the following: the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.